Exhibit 99.1

CONTACTS:	Susan Hubbard, Investors
(650) 522-5715

Amy Flood, Media
(650) 522-5643

For Immediate Release

GILEAD SCIENCES’ BOARD MEMBER ESTABLISHES

RULE 10B5-1  STOCK TRADING PLAN

Foster City, CA, April 29, 2005 – Gilead Sciences, Inc. (Nasdaq: GILD) today announced the establishment of a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 by George P. Shultz, PhD, a member of Gilead’s Board of Directors.

Dr. Shultz’s plan provides for the exercise and sale of up to 508,000 vested stock options on pre-determined dates through March 31, 2006. The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.  James Denny, Chairman of Gilead’s Board of Directors, maintains a stock trading plan under Rule 10b5-1.  Other officers and directors of the company may establish stock trading plans under Rule 10b5-1 in the future.

Rule 10b5-1 allows insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be aware of non-public information. Such plans also allow insiders to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need.  The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide.  Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.  Visit Gilead on the World Wide Web at www.gilead.com.

#  #  #

For more information on Gilead Sciences, please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).